LEASE AGREEMENT

THIS LEASE (the “Lease”) is made and entered into this 1st day of August 2005, by and between RJF COMPANY, LTD., a Utah limited partnership (the “Landlord’) and Volu-Sol Reagents, Inc., 5095 West 2100 South, West Valley City, Utah 84120 (the “Tenant”).

For good and valuable consideration, receipt and sufficiency of which hereby acknowledged, Landlord and Tenant agree as follows:

1.
Leased Premises.  Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease from Landlord, on and subject to the terms, provisions, covenants, conditions and limitations set forth in this Lease, approximately 11,500 square feet of space (the “Leased Premises”) in a building (the “Building”) at approximately 5095 West 2100 South, West Valley City, Utah.  A site plan (the “Site Plan”) showing the Building and the development (the “Development”) of Landlord of which the Building is a part is set forth on Exhibit A which is attached hereto.  A floor plan showing the location of the Leased Premises within the Building is set forth on Exhibit B which is attached hereto.

2.	Common Areas; Parking

a.
Tenant and its employees and invitees shall also be entitled during the Lease Term to non-exclusive use of the common areas (the “Common Areas”) of the Development.  The term “Common Areas” means those portions of the Development which are designated by Landlord of the general non-exclusive use of Landlord, Tenant, and other tenants in the Development, and their respective employees and invitees, including, without limitation, parking areas, roadways, sidewalks, driveways, and landscaped areas.  The Common Areas presently planned for the Development are identified on the Site Plan.  Common Areas identified on the Site Plan will be constructed in phases to correspond to the construction of buildings in the Development.  Landlord may from time to time change the size, location, nature and sure of any of the Common Areas as long as such changes do not materially and adversely affect Tenant’s use of the leased Premises.

b.
Notwithstanding anything herein to the contrary, Tenant’s use of the parking areas which are part of the Common Areas shall be limited to eleven (11) standard size automobiles or pickup utility vehicles.  Tenant shall not cause large trucks or other large vehicles to be parked in the parking areas of the Development or on adjacent public streets, except to the extent temporary parking of large delivery vehicles is permitted by the rules and regulations established by Landlord.

3.
Term.  The term of the Lease shall commence on December 1, 2005, (hereinafter called the “Commencement Date”).  The term of this Lease (hereinafter called the “Lease Term”) shall continue for a period of 60 months until November 30, 2010, (the “Termination Date”), unless otherwise extended in accordance with the terms and conditions hereof.  “Lease Year” shall mean the period of one year from the Commencement Date until the anniversary of the Commencement Date, etc.

4.
Use.  The office space portion of the Leased Premises shall be used and occupied only for general office purposes.  The warehouse portion of the Leased Premises shall be used only for warehouse purposes.

5.	Rental; Payment.

a.	Tenant agrees to pay the Landlord, without deduction or set-off of any kind, and without notice or demand, base rental for each month during the Lease Term in the following amounts:

Month During the Lease Term	Base Rental Per Month

December 1, 2005 – November 30, 2006	$4,903.00
December 1, 2006 – November 30, 2007	$5,050.00
December 1, 2007 – November 30, 2008	$5,202.00
December 1, 2008 – November 30, 2009	$5,358.00
December 1, 2009 – November 20, 2010	$5,518.00

The base rental for the first month (Month 1) of the Lease Term shall be due and payable at the time of execution of this Lease.  The base rental for each subsequent month (Month 2, etc.) of the Lease Term shall be due and payable, in advance, on or before the first day of such month.

b.
Tenant shall pay to Landlord as additional rental its prorate share, as defined in other sections of this Lease, of certain insurance premiums (Section 11), expenses and costs of operation and maintaining the Common Area (Section 19), certain utilities (Section 20), taxes (Section 21), and other items.

c.
All past due base rentals, additional rentals and/or other sums due to Landlord under the terms of this Lease shall bear interest at the rate of eighteen percent (18%) per annum or the maximum rate of interest which is allowed by the law in the State of Utah, whichever is lesser, from the due date until paid by Tenant, provided, however, that the foregoing shall not give Tenant the right to pay any sums due hereunder on other than the dates herein specified for the payment of same.  In addition, Tenant acknowledges that the late payment of any amount owed will cause Landlord to lose the use of that money and to incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collections costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain.  Therefore, in addition to interest, if any payment is not made by tenant within five (5) business days from the date it is due, Tenant shall pay Landlord, to partially reimburse Landlord of the additional cost of handling such payment, a late charge equal to five percent (5%) of such amount.

d.	All rentals and other amounts provided to be paid by Tenant to Landlord under this Lease shall be paid or mailed to:

RJF Company, Ltd.
Attn: Robert A. Furstenau
5125 West 2100 South
West Valley, Utah 84120

or to such other payee or address as Landlord may designate in writing to Tenant.  For all purposes hereof, rentals and other amounts shall be deemed to be paid when received by Landlord at the above address or such other address as Landlord may designate in writing to Tenant.

6.	Security Deposit; Increases

a.
Upon the execution of this Lease, no additional Security Deposit will be required.  Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant.  If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request.  Tenant’s failure to do so shall be a material default under this Lease.  No interest shall be paid on the Security Deposit.  Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

b.
Each time the base rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted base rent as the initial Security Deposit bore to the initial base rent.

7.
Construction.  Landlord shall, at its expense, construct the Building, including the Leased Premises, and shall construct the Common Areas shown on this Site Plan, substantially in accordance with the specifications entitled “Landlord’s Work.”  All work on the Leased Premises other than Landlord’s Work is to be performed by Tenant, at Tenant’s expense.

8.
Condition of Premises.  Tenant’s taking possession of the Leased Premises shall be conclusive evidence of Tenant’s acceptance thereof in good order and satisfactory condition.  Tenant agrees that no representations respecting the condition of the Leased Premises and no promises to decorate, alter, repair or improve the Leased Premises, either before or after the execution hereof, have been made by Landlord or its agents to Tenant unless the same are expressly contained herein or made a part hereof.

9.
Alterations.  Tenant shall not make any structural or mechanical alterations in any portion of the Leased Premises, nor any alterations to the exterior of the Leased Premises, nor any interior alterations without, in each instance, first obtaining the written consent of Landlord.  Consent will not be unreasonably withheld or delayed for interior alterations.  If Landlord shall so consent, Tenant agrees, at Tenant’s expense, to obtain and maintain public liability insurance and Workmen’s Compensation insurance adequate to fully protect Landlord as well as tenant from and against any and all liability for death of or injury to persons or damage to property caused in or about, or by reason of, the construction of the alterations by Tenant, and Tenant shall also confirm to, and comply with, all federal, state, county and local laws, ordinances, permits, rules and regulations applicable to such construction. All alterations, including additions, improvements, and other work, shall become, upon completion, the property of Landlord, subject to the terms of this Lease.  The quality of all alterations shall be in conformity with the quality of Landlord’s Work applicable to the initial construction of the Leased Premises.

10.	Repairs and Maintenance.

a.
Landlord agrees, at its expense, to keep the following portions of the Building in good condition and repair: the foundations, the structural portion of the exterior walls, the roof, and the electrical, water, sewer, and gas lines located in the Building, but outside of the Leased Premises, and used in common with other tenants.  Landlord shall not be obligated to make any repairs until it has had reasonable opportunity to have same repaired after being notified in writing of the need of same by Tenant.  In no way shall Landlord be required to make any repairs and maintenance where such repairs and maintenance are occasioned by Tenant’s negligence.  Landlord shall not be liable to Tenant for any damage to merchandise, trade fixtures, inventory, work in process or personal property of Tenant in the Leased Premises caused by water leakage from roof, water lines, sprinkler or hearting and air conditioning equipment.

b.
Subject to the obligation of Landlord set forth in Section 9(a), Tenant agrees, at Tenant’s expense, to keep the Leased Premises in good condition and repair, clean, sanitary and safe, including, without limitation: the HVAC, plumbing, and electrical systems and facilities (including, without limitation, any such systems or facilities which are outside of the Leased Premises (such as on the roof of the building) but service only the Leased Premises, other building equipment, fixtures, any property of Landlord that may be classified as personal property, and doors and windows (including all plate glass).  Tenant agrees to paint the interior of the Leased Premises when, in Tenant’s reasonable discretion, such painting shall be necessary, in order to maintain at all times a clean and sightly appearance.  If Tenant refuses or neglects to make repairs and/or maintain the Leased Premises or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right, upon giving Tenant reasonable written notice of its election to do so, to make such repairs or perform such maintenance on behalf of and for the account of Tenant.  In such event, such work shall be paid for by Tenant as additional rental promptly upon receipt of a bill therefore.

c.	Upon execution of this lease agreement, the Landlord and the Tenant shall coordinate a mutually acceptable schedule to have the paint the office area of the leased space, at the Landlord’s expense.

11.
Liens.  Tenant agrees to pay promptly for any work done by or for the account of Tenant (or material furnished therefore) in or about the Leased Premises, and Tenant shall not permit or suffer any lien to attach to the Leased Premises and shall, within ten (10) days, cause any such lien or any claim therefore to be released; provided, however, that in the event Tenant contests any such claim, Tenant agrees to indemnify Landlord and, if requested, to deposit with Landlord cash or surety bond in form and with a company satisfactory to Landlord in an amount equal to such contested claim.  Tenant agrees to indemnify Landlord for, and hold Landlord harmless from and against, any and all loss, costs, damage, liability or expense (including attorney’s fees) arising out of or in connection with any work done by or for the account of Tenant.

12.	Insurance.

a.
Landlord agrees to carry during the Lease Term insurance covering the Building (but excluding Tenant’s trade fixtures and personal property) for the full replacement value thereof (exclusive of the cost of excavations, foundations and footing) providing protection against any period generally included in the classification of “all risk,” including fire, earthquake, and extended coverage, vandalism and malicious mischief, sprinkler leakage, and such other perils as Landlord, in its discretion, may reasonably elect to cover. Tenant, at its request, may carry any portion of this coverage.  Any coverage not carried by Tenant will be covered by Landlord, and billed accordingly to tenant.  Tenant will be required to provide proof of coverage to Landlord.  Tenant agrees to pay its Building Prorata Share, as defined in section 20(b), for the insurance to be carried by Landlord pursuant to this part (a).  Tenant shall make payment within twenty (20) days after receipt of an invoice therefore from Landlord.

b.
Landlord agrees to carry during the Lease Term commercial general liability insurance insuring Landlord against liability for personal injury and property damage arising out of the operation, use or occupancy of the Development, with limits of not less than $1,000,000 per occurrence and in the aggregate.  The premium for this insurance shall be deemed part of the expenses of maintaining the Common Areas.  Tenant shall pay its Common Area Prorata Share, as defined in Section 19 herein, for the insurance to be carried by Landlord pursuant to this part(b).

c.
Tenant agrees to carry during the Lease Term commercial general liability insurance for personal injury and property damage arising out of Tenant’s operation, use, or occupancy of the Leased Premises and the Common Areas, covering both Tenant and landlord as insureds and, in the event that part or all of the Leased Premises shall be subleased, covering such sublessee or subtenant as insureds, with terms and in companies satisfactory to Landlord, with limits of not less than $2,000,000 per occurrence and in the aggregate, with such increases in such amount as Landlord’s professional insurance advisers may reasonably recommend from time to time based upon inflation, increased liability awards, and other relevant factors.  Each insurance policy shall provide that Landlord and Tenant shall be given a minimum of (30) days written notice by the insurance company prior to cancellation, termination or change of such insurance required hereby,  Tenant shall provide Landlord with copies of the policies or certificates evidencing that such insurance is in full force and effect and stating the terms thereof.

d.
Tenant further agrees to carry insurance against fire and such other risks as are from time to time included in standard extended coverage insurance, for the full insurable value, covering all of Tenant’s trade fixtures and personal property located on or within the Leased Premises, and Tenant shall provide Landlord with evidence of such coverage from time to time.

13.	Indemnification

a.
Excluding negligence or willful misconduct on the part of Landlord, tenant shall indemnify and hold harmless Landlord, its partners, employees, and agents, from and against any and all liability, claims, demands, expenses, fees, fines, penalties, suits, proceedings, actions, and causes of action for personal injury or property damage arising or growing out of or in any way connected with: (i) the use, occupancy, management or control of the Leased Premises or the Common Areas by Tenant, its employees, agents, and invitees, (ii) any breach or default in the performance by Tenant of its obligations under this Lease, and (iii) any negligently or willfully tortuous act by Tenant, its employees, and agents on or about the Leased Premises and Common Areas.

b.
Excluding negligence or willfull misconduct on the part of the Tenant, Landlord shall indemnify and hold harmless Tenant, its officers, directors, employees, and agents, from and against any and all liability, claims, demands, expenses, fees, fines, penalties, suits, proceedings, actions, and causes of action for personal injury or property damage arising or growing out of or in any way connected with: (i) the use, occupancy, management or control of the Building or the Common Areas by Landlord, its employees, agents, and invitees, (ii) any breach or default in the performance by Landlord of its obligations under this lease, and (iii) any negligently or willfully tortuous act by Landlord, its employees, and agents on or about the Leased Premises and Common Areas.

14.
Access to Premises.  Tenant agrees that Landlord, its employees and agents, or any person authorized by Landlord, may enter the Leased Premises for the purpose of: (a) inspecting the condition of the same; (b) making such repairs, additions or improvements thereto, or to the building of which they are a part, as Landlord may elect or by required to make; (c) exhibiting the same to prospective purchasers or prospective lenders; and (d) placing notices advertising the Leased Premises for sale within 120 days of the Termination Date, at such places as may be determined by Landlord. Tenant agrees that neither Tenant nor any person within Tenant’s control will interfere with such notices.  Landlord shall not disturb Tenant’s conduct of business, except in cases of emergency.  Landlord shall not be liable to Tenant for any damage caused by any such entry, except where such damage is caused by Landlord’s gross negligence or willful misconduct.

15.	Surrender of Premises. Tenant shall, upon expiration of the Lease term or any earlier termination of this Lease for any cause:

a.
Surrender to Landlord the Leased Premises, including, without limitation, all alterations, improvements and other additions thereto that any have been made or installed by either party to, in, upon or about the Leased Premises and all items of Landlord’s property on the Leased Premises at the Commencement of the Lease Term.  The Leased Premises and all said property shall be surrendered to Landlord by Tenant without any damage, injury, or disturbance thereto, or payment therefore.  Tenant at its expense shall immediately repair any damage to the Leased Premises caused by its vacating the same or by Tenant’s removal of such trade fixtures, signs and personal property, and shall leave the Leased Premises in a neat and clean condition, free of debris and in substantially the same condition as existed prior to Tenant’s occupancy, ordinary wear and tear expected.

b.
Tenant may remove its trade fixtures, signs and personal property.  The removal by Tenant of all such trade fixtures and personal property shall be done under Landlord’s supervision and any damage occasioned by such removal shall be promptly repaired by Tenant at Tenant’s expense and to Landlord’s specifications.  However, if Tenant shall be then in default, Tenant shall not have the right to remove any of said trade fixtures, signs and personal property and Landlord shall have a lien thereon to secure the performance by Tenant of its obligations under this Lease.

c.
If Tenant fails to remove said trade fixtures, signs and personal property which Tenant has a right to remove pursuant hereto, at or prior to the termination of the Lease Term or earlier termination of this Lease, Landlord may, at its election, remove and store the same for the account of Tenant and at Tenant’s cost and expense for thirty (30) day period and thereafter consider the same abandoned and sell the same as Landlord’s property in accordance with applicable law.

16.
Tenant’s Conduct of Business.  Tenant agrees to conduct its business at all times in a first-class manner consistent with reputable business standards and practices and that it will keep the Leased Premises in a neat, clean and orderly condition.

17.	Rules and Regulations. Tenant covenants and agrees that Tenant will comply with the following rules and regulations set by Landlord for the operation of the Leased Premises:

a.
Tenant shall not affix or maintain upon the exterior windows, doors and exterior walls of the Leased Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other such like item or items, and Landlord shall have the right, without giving prior notice to Tenant and without any liability for damage to the Leased Premises reasonably caused thereby, to remove any of the same from the Leased Premises, except such as shall have first received written approval of Landlord as to size, type, color, locations, copy, nature and display qualities.

b.	No awning or other projections shall be attached to the outside walls of the Leased Premises or the Building without, in each instance, the prior written consent of Landlord.

c.	All unloading and loading of goods shall be done only in the areas and through the entrances designated for such purpose by Landlord.

d.
No radio or television aerial shall be erected on the roof or exterior walls of the Leased Premises or the Building without the prior written consent of Landlord. Any aerial so installed shall be subject to removal without notice at any time, and any damage to the walls or roof caused by such removal shall be the responsibility of Tenant.

e.
No loudspeakers, televisions, phonographs, radios, flashing lights or other devices shall be used in a manner so as to be heard or seen outside of the Leased Premises without the prior written consent of Landlord.

f.	No auction, fire, bankruptcy or selling-out sales, except those which are lawful and bona fide, shall be conducted on or about the Leased Premises without the prior written consent of Landlord.

g.	Nothing is to be attached or placed on the exterior walls of the Leased Premises.

In addition to the foregoing rules and regulations relating to the Leased Premises, Landlord shall have the right from time to time to adopt and modify reasonable rules and regulations relating to the Common Areas, and Tenant agrees to comply with such rules and regulations as they may be adopted and modified. Landlord shall, for the enforcement of the rules and regulations (the “Rules and Regulations”) referred to in this section have all remedies in this Lease provided for breach of the provisions hereof.

18.
Tenant’s Property.  Landlord, its employees or agents, shall not be liable and Tenant waives all claims for any damage to persons or property sustained by Tenant or any person claiming through Tenant and shall not be liable for the loss of or damage to any property of Tenant or of other by theft or otherwise, whether caused by other tenants or persons or in the Building or others.  All property of Tenant kept or stored on the Leased Premises shall be so kept or stored at the risk of Tenant only, and Tenant agrees to indemnify and hold Landlord harmless for any claims arising out of damage to the same or damage to Tenant’s business, including subrogation claims by Tenant’s insurance carrier.

19.
Holding over. If Tenant remains in possession of the Leased Premises after the expiration of this Lease without a new lease reduced to writing and duly executed, even if Tenant shall have paid, and Landlord shall have accepted, rent in respect to such holding over, Tenant shall be deemed to be occupying the Leased Premises only as a tenant from month to month subject to all covenants, conditions and agreements of this Lease at a rate equal to one hundred fifty percent (150%) of the rate in effect immediately prior to the expiration of this Lease.  Nothing contained in this section shall relieve Tenant of liability for damages suffered by landlord on account of Tenant’s holding over the Leased Premises.

20.	Common Area maintenance; Payment by Tenant.

a.
Landlord shall maintain the Common Areas during the Lease Term.  Tenant agrees to pay $825.00 per month for all expenses and costs incurred by Landlord in the operation and maintenance of the Common Areas during the Lease Term excluding property taxes or any repairs to the building caused by your employees.  This amount is valid through November 20, 2010, at which time, the monthly amount may be adjusted for the remaining lease agreement.  The expenses and costs incurred by Landlord in the maintenance of the Common Areas shall include, without limitation, costs and expenses incurred for the following: snow removal; gardening and landscaping; utilities, water, and sewer charges; maintenance of signs (other than tenant signs); premiums for liability, property damage, fire, earthquake and other types of casualty insurance on the Common Areas (including the premiums for the commercial general liability insurance to be maintained by Landlord pursuant to Section 11(b) herein); all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; repairing, resurfacing, repaving, maintaining, painting, lighting, and cleaning; refuse removal; security and similar items; and a reasonable allowance to Landlord for Landlord’s supervision of the Common Areas (not to exceed five percent (5%) of the gross rents of the Development for any calendar year).  Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in the expenses and costs incurred by Landlord in operating and maintaining the Common Areas.

b.
Landlord shall have the right to estimate for any calendar year amount of Tenant’s Common Area Prorata Share of the expenses and costs to be incurred by Landlord in the operation and maintenance of the Common Areas and to require the payment of one-twelfth of such estimate at the time of payment of each monthly payment of base rental.  If actual expenses and costs exceed the estimate, Tenant shall pay its Common Area Prorata Share of the balance within twenty (20) days after receipt from Landlord of a notice thereof.  If actual expenses and costs are less than the estimate, Tenant’s Common Area Prorata Share shall be applied toward the next base rental payments becoming due under this Lease, or, at the election of Tenant, refunded to Tenant.  Landlord shall provide Tenant with reasonable documentation supporting its determination of expenses and costs incurred by landlord in the operation and maintenance of the Common Areas.

21.	Services and Utilities

a.
Tenant shall arrange for electricity, gas, telephone, other utility services, and water and sewer, to the Leased Premises, as Tenant may require, directly with the utility providing such services.  Tenant shall pay all costs of installation and deposits required in connection with such services and costs of the services provided.

b.
Landlord shall not be liable to Tenant for damages or otherwise if any utility services are interrupted or terminated because of necessary repairs, installations or improvements, or any cause beyond Landlord’s reasonable control, nor shall any such interruption or termination relieve Tenant of the performance of any of its obligations under this Lease.

22.	Real Property Taxes.

a.
Tenant agrees to pay its prorata share of all real property taxes which are levied or assessed against the Building and the land (the “Land”) on which the Development is located during the Lease Term.  Tenant’s prorate share of real property taxes allocated to the Building will be Tenant’s Building Prorata Share, as defined in Section 20 herein.  Tenant’s prorata share with respect to real property taxes on the Land will be Tenant’s Common Area Share, as defined in Section 19 herein.  Tenant shall pay such shares of real property taxes within twenty (20) days after receipt by Tenant from Landlord of the tax notice and Landlord’s calculation of Tenant’s Building Prorata Share of the taxes allocated to the Building and Tenant’s Common Areas Share of the real property taxes allocated to the Land.  The term “real property taxes” means: (i) any fee, tax, levy, charge or assessment imposed by any taxing authority, against the Building or the Land, (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Building or the Development by any governmental or quasi-governmental agency, and (iii) any charge or fee replacing any tax previously included within the definition of real property tax.  Real property taxes do not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

b.
Tenant shall also pay on or before the due date thereof all property taxes and assessments levied or assessed against Tenant’s fixtures and personal property located at the Leased Premises.  In the event any of such taxes or assessments shall be included in the real property taxes for the Building or the Land, Tenant shall pay the amount thereof at the same time as, and in addition to, its required payments pursuant to part (a) above.

23.	Defaults by Tenant.

a.	The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

i.
Landlord Shall not have received any payment of rental or any other payment required herein within ten (10) days of the due date thereof; landlord shall have no obligation whatsoever to notify Tenant of any such monetary default; or

ii.	The abandonment or vacation of the Leased Premises by Tenant; or

iii.
A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such ten (10) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; or

iv.
The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Leased Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

b.
In the event of any default under this Lease as hereinabove set forth or otherwise, Landlord may at any time hereafter, with or without notice or demand, and without limiting Landlord in the exercise of any other legal remedy under the law or in equity or otherwise which Landlord may have by reason of the default, do one or more of the following:

i.	Landlord shall have the option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In such event Landlord may recover from Tenant:

1.	The worth at the time of award of any unpaid rental which had been earned at the time of such termination; plus

2.
The worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of ward exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

3.	The amount by which the unpaid rental for the balance of the term exceeds the amount which Landlord is able to obtain by renting the Leased Premises; plus

4.
Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

5.	At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rental” as used herein shall be deemed to be and to mean the base rental and all other amounts required to be paid by Tenant, pursuant to the terms of this Lease.  All such sums, other than the base rental, shall be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twenty-four (24) month period prior to default, except that if it becomes necessary to compute such amounts before such twenty-four (24) month period has occurred, then such amounts shall be computed on the basis of the average monthly amount accruing during such shorter period. As used in Sections (1) and (2) above, the “worth at time of award” is computed by allowing interest at the rate charged by the Federal Reserve Bank of San Francisco to member banks at the time of award plus one percent (1%).

ii.
Landlord can continue this Lease in full force and effect, regardless of whether or not Tenant has abandoned the Leased Premises, and the Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect rent when due.  In addition:

1.
During the period Tenant is in default, Landlord, at its election, may enter the Leased Premises and relet them or any part of them upon such terms as Landlord, in its sole discretion shall deem appropriate.  Any rentals received by Landlord from such reletting shall be applied; first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; Second, to the payment of any cost of such reletting, including, but not limited to, leasing commissions and reasonable attorney’s fees; third, to the payment of the cost of any necessary alterations to the Leased Premises, and repairs to the Leased Premises; and fourth, to the payment of rentals and other amounts due and unpaid hereunder.  Should that portion of such rentals received from such reletting during any month which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any cost and expense incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting of the Leased Premises.

2.
Neither Landlord’s (a) acts of maintenance or preservation or efforts to relet the Leased Premises, nor (b) the appointment of a receiver upon the initiative of the Landlord to protect Landlord’s interest under the Lease, shall constitute a termination of Tenant’s rights to possession unless Landlord notifies Tenant that landlord elects to terminate this Lease.

iii.
In the event of any such default by Tenant, Landlord shall also have the right to reenter the Leased Premises and remove all persons and property from the Leased Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

iv.
No re-entry or taking possession of the Leased Premises by Landlord pursuant to this section shall be construed as an election to terminate this Lease nor shall it cause a forfeiture of rentals or other amounts remaining to be paid during the balance of the Lease Term, unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.  Notwithstanding any reletting, without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

24.
Damage to Premises.  In the event the Leased Premises are hereafter damaged or destroyed or rendered partially untenantable for their accustomed uses by fire or other casualty insured under the coverage which landlord is obligated to carry pursuant to Section 11 herein, then upon receipt of the proceeds of such insurance, Landlord shall promptly repair the Leased Premises and the Building and restore the same to substantially the condition in which they were immediately prior to the happening of such casualty, and from the date of such casualty until the Leased Premises are so repaired and restored, rental payments and all other charges and items of additional rent payable hereunder, shall abate in such proportion as the part of the Leased Premises thus destroyed or rendered untenantable bears to the total Leased Premises, provided, however, that in the event thirty percent (30%) or more of the Leased Premises or the Building be hereafter destroyed or rendered untenantable by fire or other casualty during the last twelve (12) months of the term of this Lease (based upon the cost to repair the Leased Premises or the Building damaged or destroyed as compared with the market value of the Leased Premises or the Building immediately prior to such fire or other casualty as shown by certificate of Landlord’s architect), then either party hereto shall have the right to terminate this Lease effective as of the date of such casualty, by giving to the other party hereto within thirty (30) days after the happening or such casualty, written notice of such termination.  If said notice be given within said thirty (30) day period this Lease shall terminate and base rental and all other charges and items of additional rent shall abate as aforesaid from the happening of such casualty, and Landlord shall promptly repay to Tenant any rental theretofore paid in advance which has not been earned at the date of such casualty.  If said notice be not given and Landlord is required or elects to repair or rebuild the Leased Premises as herein provided, then Tenant shall repair and replace its trade fixtures and personal property in a manner and to at least a condition equal to that prior to its damage or destruction.  Except as herein expressly provided to the contrary, this Lease shall not terminate nor shall there be any abatement of rent or other charges or items of additional rent as the result of a fire or other casualty including causes due to negligence or willful misconduct of Tenant, its employees and/or invitees.

25.	Eminent Domain.

a.
In the event the entire Leased Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such and both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder.  In the even more than twenty percent (20%) of the square footage of floor area of the Leased Premises is taken under the power of eminent domain by any public or quasi-public authority, or if by reason of any appropriation or taking, regardless of the amount so taken, the remainder of the Leased Premises is not usable for the purposes for which the Leased Premises were leased, then either Landlord or Tenant shall have the right to terminate this Lease as of the date Tenant is required to vacate a portion of the Leased Premises so taken upon giving notice to the other in writing of such election within thirty (30) days prior to date of such taking. In the even of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder.

b.
Whether or not this Lease is terminated, Landlord shall be entitled to the entire award or compensation in such proceedings, but nothing herein shall be deemed to affect Tenant’s right to bring a separate action to recover damages for the loss of its fixtures and personal property.  If this Lease is terminated as hereinabove provided, and provided that Tenant is not in default of any of the covenants, conditions or provisions of this Lease, all items of base rent, additional rent and other charges for the last month of Tenant’s occupancy shall be prorated, and Landlord agrees to refund to Tenant any base rental, additional rental, or other charges paid in advance.

c.
If both Landlord and Tenant elect not to so terminate this Lease, Tenant shall remain in that portion of the Leased Premises which shall not have been appropriated  or taken as herein provided, and Landlord agrees, at Landlord’s cost and expense, to, as soon as reasonably possible, restore the remaining portion of the Leased Premises to a complete unit of like quality and character as existed prior to such appropriation or taking; and thereafter the rental provided for in this Lease shall be adjusted on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. For the purpose of this section, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

26.
Subordination and Attornment.  This Lease is subject to all ground or underlying leases, mortgages and deeds of trust which now affect the Leased Premises or any part of the Leased Premises and to all renewals, modifications, consolidations, replacements and extensions thereof.  This Lease may, at the option of Landlord, be subordinated to any ground  or underlying leases, mortgages, deed of trust or other lien which maybe hereafter affect the Building or any part thereof and Tenant will execute and deliver upon the demand of Landlord from time to time any and all instruments desired by Landlord, subordinating, in the manner requested by Landlord, this Lease to such lease, mortgage, deed of trust or other lien provides that in the event of the termination of such lease or foreclosure of such mortgage, deed of trust or lien, any successor to any interest of Landlord in the Building or Common Areas will not disturb Tenant’s possession of the Leased Premises or Common Areas if Tenant attorns to such successor as Landlord and otherwise performs its obligations under this Lease.  Tenant agrees that Tenant shall attorn to any purchaser upon foreclosure or sale pursuant to any lien.  Landlord may from time to time grant or declare such restrictions or covenants as may be reasonably required by Landlord or adopt and record such parcel maps, subdivision maps or condominium plans as may be reasonably required by Landlord relating to all or any portion of the Land or the Building and the provisions of all such documents shall be senior to this Lease and Tenant shall sign any of such documents upon receipt of Landlord provided such documents do not unreasonably interfere with the use of the Leased Premises or Common Areas by Tenant as permitted by this Lease.

27.	Assignment, Subletting and Ownership.

a.
Tenant shall not transfer, assign, sublet, enter into license or concession agreements, change ownership or hypothecate, by operation of law or otherwise, this Lease or the Tenant’s interest in and to the Leased Premises.  Any attempt at transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation without the Landlord’s written consent shall be void and confer no rights upon any third person.  Notwithstanding the foregoing, Tenant may assign or sublet this Lease upon first procuring the written consent of Landlord, which consent shall not be unreasonably withheld by Landlord.  Without limiting the generality of the foregoing, Landlord’s refusal to give consent to an assignment or sublease shall not be deemed unreasonably withheld if:

i.	the proposed use of the Leased Premises shall be different from that permitted under this Lease; and

ii.
the character, reputation or financial responsibility of the proposed assignee are not reasonably satisfactory in Landlord’s judgment; or, in any event, not at least equal to those possessed by Tenant (or represented to be possessed by Tenant) as of the date of execution of this Lease; or

iii.	the proposed assignee fails to agree in writing to assume and be bound by all of the obligations of Tenant under the Lease, as provided below.

No consent to assignment given by Landlord pursuant to the foregoing shall be deemed to release Tenant from any liability under this Lease, nor, after any consent to assignment, shall Landlord’s failure to give Tenant notice of default under any of the terms or conditions of this Lease release Tenant from any liability hereunder.  Without limiting any of the Landlord’s rights hereunder, Landlord shall have the right, in the even of a purported assignment of this Lease by the Tenant, without Landlord’s consent, to declare this Lease null and void and of no further force and effect, there by permitting Landlord to negotiate with the prospective assignee for a lease on terms and conditions acceptable to Landlord.

b.
Tenant agrees to reimburse Landlord for Landlord’s attorney’s fees in an amount not less than $400.00 incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing or concession agreement, change of ownership or hypothecation of this Lease or Tenant’s interest in and to the Leased Premises. The consent by Landlord to any transfer, assignment, subletting, license or concession agreement, subletting, license or concession agreement, change of ownership or hypothecation shall not constitute a waiver of the necessity for such consent to any subsequent attempted transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation.  Tenant shall further pay any and all costs incurred with respect to such assignment or subletting, including, without limitation, the costs of any additional alterations or modifications to the Leased Premises.

c.
Each transfer, assignment, subletting, license or concession agreement and hypothecation to which there has been consent shall be by instrument in writing, in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, concessionaire, or mortgagee shall agree in writing for the benefit of the Landlord to assume and to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant.  Two executed copies of such written instruments shall be delivered to Landlord.  Failure to first obtain in writing Landlord’s consent or failure to comply with the provisions of this section shall operate to prevent any such transfer, assignment, subletting, license, concession agreement or hypothecation from becoming effective.

d.
If Tenant is a corporation and if the control thereof changes at any time during the term hereof, then Landlord at its option may declare such a change a breach of this Lease, subject to the remedies provided for breach in Section 22 herein.  For purposes hereof the term “Control” shall be defined to mean fifty percent (50%) or more of the voting interest in said Corporation.

e.
No interest of Tenant in this Lease shall be assignable by operation of law, legal process, receivership, bankruptcy or otherwise (“involuntary assignment”).  An involuntary assignment shall include but not be limited to the following:

i.
If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner or the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or

ii.	If a writ of attachment or execution is levied on this Lease; or

iii.	If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Leased Premises.

An involuntary assignment shall constitute a default by tenant, and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.  If a writ of attachment or execution is levied on this Lease or a receiver is appointed, Tenant shall have thirty (30) days in which to cause the attachment or execution or receiver to be removed.  If any involuntary proceeding in bankruptcy is brought against Tenant, Tenant shall have sixty (60) days in which to have the involuntary proceedings dismissed.

28.	Laws and Ordinances.

a.
Tenant agrees to comply with all laws, ordinances, orders and regulations affecting the use and occupancy of the Leased Premises and the cleanliness, safety, or operation thereof.  Tenant agrees to comply with the regulations and requirements of any insurance underwriter, inspection bureau or similar agency with respect to the Leased Premises.  Tenant agrees not to: (i) permit any illegal practice to be carried on or permitted on the Leased Premises; (ii) make sure of or allow the Leased Premises to be used for any purposes other than that permitted under this Lease; (iii) keep or use or permit to be kept or used on the Leased Premises any inflammable fluids, explosives, or toxic substances or wastes (as defined in any federal, state or local law or regulation), without the prior written permission of Landlord; (iv) use the Leased Premises for any purpose whatsoever which might create a nuisance or injure the reputation of the Leased Premises or of the Building; (v) deface or injure the Building or the Leased Premises; (iv) overload the floors;(vii) commit or suffer any waste; or (viii) install any electrical equipment that overloads lines.

b.
In connection with the installation of any electrical equipment, Tenant shall, at Tenant’s own expense, make from time to time whatever changes are necessary to comply with the requirements of the insurance inspectors, underwriters and governmental authorities.

29.
Waiver of Subrogation. Landlord and Tenant hereby waive all causes of action and rights of recovery against each other, against all subtenants or assignees of Tenant, against all other tenants of the Building and their assignees and sublessees and against any other person, or entity holding an interest in the Leased Premises (together, the “Affected Parties”), and against the agents, officers and employees of the Affected Parties, for any loss occurring to the property of the Affected Parties resulting from any of the perils insured against under any and all casualty insurance policies in effect at the time of any such loss regardless of cause or origin of such loss, including the negligence of the Affected Parties or the agents, officers or employees of the Affected Parties, to the extent of any recovery on such policies of insurance.

30.
Attorney’s Fees.  In the even that at any time during the term of this Lease or thereafter, either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, on any default hereunder, then, and in that event, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expense of attorney’s fees and disbursements incurred therein by the successful party.  This section shall survive the expiration or termination of this Lease.

31.
Sale of Premises by Landlord.  In the even of any sale or exchange of the Leased Premises by Landlord and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Leased Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

32.
Notices.  Notices and demands required or permitted to be given hereunder shall be given by personal delivery by certified mail return receipt request or by overnight courier and shall be effective upon receipt.  Such notices shall be addressed, if to Landlord, at:

RFJ Company, Ltd.
c/o Robert A. Furstenau
5125 West 2100 South
West Valley City, Utah 84120

With duplicate copy to

Kirton & McConkie
60 East South Temple, Suite 1800
Salt Lake City, Utah 84111-1004
Attn: Bob Edwards

if to Tenant, at:

Volu-Sol Reagents Inc
150 West Civic Center Drive #400
Sandy, Utah 84070
Attn: Chad Olsen

or to such other address as Landlord shall notify Tenant of in writing.  If Tenant, any such notice shall be addressed to Tenant at the Leased Premises, or such address as Tenant shall notify Landlord of in writing.  All notices from Tenant to Landlord hereunder shall also require Tenant to send a copy of such notice to Landlord’s Mortgagees(s), if any.

33.
Remedies.  All rights and remedies of Landlord herein created or otherwise extending at law are cumulative, and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.  All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

34.
Successors and Assigns.  All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns; it being understood and agreed, however, that the provisions of Section 26 herein, are in nowise impaired by this section.

35.
Representations.  It is understood and agreed by Tenant that Landlord and Landlord’s agents have made no representations or promises with respect to the Leased Premises, the Building, or the Development, or the making or entry into this Lease, except as in this Lease expressly set forth, and that no claim or liability, or cause for termination, shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, the breach of any representations or promises not expressly stated in this Lease.

36.
Waiver.  The failure of Landlord to insist upon strict performances by Tenant or any of the covenants, conditions, and agreements of this Lease shall not be deemed a waiver of any of Landlord’s rights or remedies and shall not be deemed a waiver of any subsequent breach or default by Tenant in any of the covenants, conditions and agreements of this Lease.  No surrender of the Leased Premises shall be effected by Landlord as acceptance of rental or by any other means whatsoever unless the same be evidenced by Landlord’s written acceptance of such as a surrender.

37.
Interpretation.  The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

38.
Covenant of Title. Landlord covenants that is has full right, power and authority to make this Lease, and that tenant or any permitted assignee or sublessee of Tenant, upon payment of the rentals and performance of the covenants upon Tenant’s part to be performed hereunder, shall and may peaceably and quietly have, hold and enjoy the Leased Premises and improvements thereon during the term or any renewal or extension hereof.  The above referenced covenants shall apply only to the Tenant hereunder and shall not be assignable to any assignee or subtenant under this Lease, should Landlord permit such an event.

39.	Agents, Brokers, etc. Not applicable.

40.
Lease Status.  Within five (5) days after a request of Landlord, Tenant will execute, acknowledge and deliver to Landlord an instrument prepared by Landlord, stating, if the same by true, that this Lease is a true and exact copy of the lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of Tenant’s knowledge, there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Tenant to be performed, and that as of such date no default has been declared hereunder by either party hereto and that Tenant at the time has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either party.  Tenant’s failure to execute such statement within the time period set forth herein shall be deemed that the Lease is in full force and effect and that there are no offsets, defenses or counter claims with respect to Landlord.  Tenant hereby acknowledges that said certificate may be relied upon by any existing or prospective lender or purchaser.

41.
Recording.  Tenant shall not record this Lease without the written consent of Landlord, however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called short form of this Lease for the purpose of recordation.  Said memorandum or short form of this Lease shall describe the parties, the Leased Premises and the term of this Lease and shall incorporate this Lease by reference.  Upon such a request by Tenant, Tenant shall execute a quit claim deed in favor of Landlord or such other instrument as Landlord may designate upon the expiration or sooner termination of this Lease.

42.
Force Majeure.  In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder (other than the performance of monetary obligations) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of delay and the period for the performance of any such excuse Tenant from the prompt payment of rent, additional rent or any other payments required by the terms of this Lease.

43.
Mortgagee Protection Clause.  Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Landlord provided that prior to such notice Tenant has been notified, in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders.  Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holder shall have an additional 30 days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if within such 30 days, any mortgages and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to commencement of foreclosure proceedings, if necessary to effect such cute) this Lease shall not be terminated while such remedies are being so diligently pursued.

44.
Captions.  Captions throughout this instrument are for convenience of reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

45.
Partial Invalidity.  If any term or provision of this Lease or application thereof shall in any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to the persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

46.	Governing Law. This Lease shall be governed by the laws of the State of Utah.

47.
Entire Agreement.  This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose.  No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.  This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

48.	Option. Tenant shall have one (1) option to extend the term for an additional period of five (5) years with a base rent as follows:

December 1, 2010 – November 30, 2011	$5,684
December 1, 2011 – November 30, 2012	$5,854
December 1, 2012 – November 30, 2013	$6.030
December 1, 2013 – November 30, 2014	$6,210
December 1, 2014 – November 30, 2015	$6,397

IN WITNESS WHEREOF the parties hereto have executed this Lease agreement on the day and year first above mentioned, the corporate party or parties by its or their property officers duly authorized hereunto.

TENANT:	LANDLORD:

VOLU-SOL REAGENTS INC.	RJF COMPANY, LTD.,
A Utah limited partnership

By: /s/ Michael G. Acton	By:______________________
Its: CFO______ ___	Its: ______________________

ATTEST:

By:___________________
Its:___________________